                   Volkswagen Credit Auto Master Owner Trust,
                                  Series 2000-1

--------------------------------------------------------------------------------

                 Distribution Date Statement: November 20, 2001

      a. Aggregate Amount of Collections                                        $407,359,923.13
         Aggregate Amount of Non-Principal Collections                          $  3,613,483.10
         Aggregate Amount of Principal Collections                              $403,746,440.03
         Pool Balance                                                           $673,792,783.93
         Residual Participation Amount                                          $173,792,783.93
         Excess Funding Account                                                 $          0.00

      b. Series Allocation Percentage                                                    100.00%
         Floating Allocation Percentage                                                   74.21%
         Principal Allocation Percentage                                                    N/A

      c. Total Amount Distributed on Series 2000-1                              $  1,054,270.83

      d. Amount of Such Distribution Allocable to Principal on 2000-1           $          0.00

      e. Amount of Such Distribution Allocable to Interest on 2000-1            $  1,054,270.83

      f. Noteholder Default Amount                                              $          0.00

      g. Required Subordinated Draw Amount                                      $          0.00

      h. Noteholder Charge Offs                                                 $          0.00
         Amounts of Reimbursements                                              $          0.00

      i. Monthly Servicing Fee                                                  $    561,493.99
         Noteholder Monthly Servicing Fee                                       $    416,666.67

      j. Controlled Deposit Amount                                              $          0.00

      k. Series 2000-1 Invested Amount at end of period (Gross)                 $500,000,000.00
         Outstanding Principal Balance                                          $500,000,000.00

      l. Available Subordinated Amount                                          $ 75,733,548.10

      m. Carry-over Amount                                                      $          0.00

      n. Reserve Account Balance                                                $  1,750,000.00

      o. Principal Funding Account Balance                                      $          0.00
         Yield Supplement Account Balance                                       $  1,750,000.00

VW CREDIT, INC. - SERVICER                                               Page 1
16-Nov-01

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                 Monthly Servicer Report Input and Summary Page
                 ----------------------------------------------

TRANSACTION SUMMARY
-------------------
                                                                       From                    To            Days
                                                                       ----                    --            ----
Current Interest Period                                             10/22/2001             11/19/2001         29

Series Allocation Percentage                                                  100.00%
Initial Principal Balance                                            $500,000,000.00
Outstanding Principal Balance                                        $500,000,000.00
Principal Balance of Receivables for Determination Date              $671,056,308.57
Amount Invested in Receivables on Series Issuance Date               $500,000,000.00
Initial Invested Amount                                              $500,000,000.00
Invested Amount at the Beginning of Period                           $500,000,000.00
Series 2000-1 Invested Amount at End of Period (Gross)               $500,000,000.00
Required Subordinated Amount                                         $ 75,733,548.10
Excess Funding Account                                               $          0.00
Series 2000-1 Invested Amount at End of Period (net
of EFA)                                                              $500,000,000.00
Available Subordinated Amount (previous period)                      $ 78,334,644.18

Incremental Subordinated Amount (previous period)                    $ 30,389,438.70

RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
--------------------------------------------

Yield Supplement Account Initial Deposit                             $  1,750,000.00
Yield Supplement Account Beginning Balance                           $  1,750,000.00
Yield Supplement Account Required Amount                             $  1,750,000.00

Reserve Account Initial Deposit                                      $  1,750,000.00
Reserve Account Required Amount                                      $  1,750,000.00
Reserve Account Beginning Balance                                    $  1,750,000.00


Outstanding Carryover Amount - Beginning Balance                     $          0.00
Withdrawal from Yield Supplement Account                             $          0.00
Outstanding Carryover Amount - Ending Balance                        $          0.00
Yield Supplement Account Balance - Ending Balance                    $  1,750,000.00
Yield Supplement Account Deposit Amount                              $          0.00

Withdrawal from Reserve Account                                      $          0.00
Reserve Account Ending Balance                                       $ $1,750,000.00
Reserve Account Deposit Amount                                       $          0.00

1-month LIBOR Rate (annualized)                                            2.4625000%
Certificate Coupon (annualized)                                               2.6175%
Prime Rate (annualized)                                                    5.5000000%
Servicing Fee Rate (annualized)                                                1.000%
Excess Spread                                                              1.5425000%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                              $663,695,741.87
Pool Balance at the Ending of Period                                 $673,792,783.93
Average Aggregate Principal Balance                                  $668,744,262.90
Aggregate Principal Collections                                      $403,746,440.03
New Principal Receivables                                            $413,843,482.09
Receivables Added for Additional Accounts                            $          0.00
Noteholder Default Amount                                            $          0.00
Net Losses                                                           $          0.00
Noteholder Charge-offs                                               $          0.00
Miscellaneous Paymnets (Adjustments and Transfer
deposit amounts)                                                     $          0.00
Non-Principal Collections & Inv. Proceeds treated as
Available Noteholder Principal Collections                           $          0.00
Monthly Interest Accrued, but not paid                               $          0.00
Ineligible Receivables                                               $          0.00
Excess Funding Account at Date of Determination                      $          0.00
Defaulted Receivables in Ineligible and Overconc.
Accounts                                                             $          0.00
MISCELLANEOUS DATA
------------------
Recoveries on Receivables Written Off                                $          0.00
Spread Over/Under Prime for Portfolio                                          -0.34%
Weighted Average Interest Rate                                                  5.16%
Previously waived Monthly Servicing Fee                              $          0.00






PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------
Net losses as a % of Avg. Receivables Balance
(annualized)                                                      0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------
Used Vehicle Receivables' Balance                     $  32,452,402.89
Used Vehicle Percentage                                          4.816%
Used Vehicle Percentage During Last Collection
Period                                                           5.220%
Early Amortization Event?                                    NO
Largest Dealer or Dealer Affiliation Balance          $  26,775,526.33
Largest Dealer Percentage                                        4.034%

Aggregate Principal Amount of Receivables of
Dealers over 2%                                       $  34,170,542.14



SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                       $ 407,359,923.13
Aggregate Amount of Non-principal Collections
(including insurance proceeds & rebates)              $   3,613,483.10
Investment Proceeds                                   $       8,165.94
Aggregate Amount of Principal Collections             $ 403,746,440.03
Asset Receivables Rate                                           5.324%
Use Asset Receivables Rate?                                  NO
Carryover Amount (this Distribution Date)                    N/A


PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                             60.37%
Previous Collection Period Monthly Payment Rate                  52.16%
Monthly Payment Rate 2 collection periods ago                    59.74%
3-month Average Payment Rate                                     57.42%
Early Amortization Event?                                    NO


ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                     YES
Last Day of Revolving Period                                 N/A
Invested Amount as of Last Day of Revolving Period           N/A
Accumulation Period Length (months)                          N/A
First Accumulation Date                                TO BE DETERMINED
Expected Final Payment Date                                  N/A
Required Participation Percentage                               104.00%
Principal Funding Account Balance                     $           0.00

Principal Payment Amount                              $           0.00
Controlled Accumulation Amount                        $           0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
-----------------------------------------

Noteholders
-----------
1.  Monthly Noteholder Interest Distribution          $   1,054,270.83
2.  Noteholder Monthly Servicing Fee Distribution     $     416,666.67
3.  Reserve Account Deposit Amount Distribution       $           0.00
4.  Noteholder Default Amount Distribution            $           0.00
5A  Unreimbursed Noteholder Charge-offs (net of
Series Allocable Misc. Pmts)                          $           0.00
5B. Reinstate reductions in Series 2000-1
Available Subord. Amount                              $           0.00

6. Outstanding Carryover Amount Distribution          $           0.00
7. Yield Supplement Account Deposit Amount
Distribution                                          $           0.00
8. Previuosly waived Monthly Servicing Fee
Distribution                                          $           0.00
                                                                 -----
       Excess Servicing                               $   1,210,512.34

DEFICIENCY AMOUNT
-----------------
Deficiency Amount                                     $           0.00
Required Subordinated Draw Amount                     $           0.00
EXCESS FUNDING ACCOUNT
----------------------
Withdrawals to purchase Receivables (Since
Issuance Date)                                        $           0.00
Additions in connection with a reduction in
Receivables                                           $           0.00
Transfers to Principal Funding Account                $           0.00

VW CREDIT, INC. -- SERVICER                                              Page 2
   16-Nov-01

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                                                                             Summary
                                                                             -------

                    Collections                         Accrual           Distribution
                  -----------------               --------------------  ------------------
From:                   22-Oct-01
To:                     19-Nov-01
Days:                          29

 LIBOR Rate              2.4625000%
  (1 month)

Series #                     1       Active
VCI Rating:                 N/A

                                       TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
                                       --------------------------------------------------
                               Series                                            Required            Required         Outstanding
     Series       Series     Allocation      Invested         Subordinated      Participation       Participation         Note
     Number        Name      Percentage       Amount             Amount          Percentage           Amount            Balance
     ------        ----      ----------       ------             ------          ----------           ------            -------
               Trust                       $500,000,000.00    $75,733,548.10        N/A            $595,733,548.10
             1 Series 2000-1  100.00%      $500,000,000.00    $75,733,548.10      104.00%          $595,733,548.10   $500,000,000.00

VW CREDIT, INC. -- SERVICER                                               Page 3
16-Nov-01

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------

INITIAL AMOUNTS                                                               EXCESS SPREAD CALCULATION
---------------                                                               -------------------------
Initial Invested Amount                  $500,000,000.00                      Weighted Average Rate Charged to Dealers       5.160%
Invested Amount                          $500,000,000.00                      LIBOR                                          2.463%
Controlled Accumulation Amount           $          0.00                      Note Rate (LIBOR+15.5 b.p.)                    2.618%
Required Subordinated Amount             $ 75,733,548.10                      Servicing Fee Rate                             1.000%
Annualized Servicing Fee Rate                       1.00%                     Investor Net Losses                            0.000%
                                                                                                                             ------
First Controlled Accumulation Date      TO BE DETERMINED                      Excess Spread                                  1.543%
Accumulation Period Length (months)          N/A
Expected Final Payment Date                  N/A
Initial Settlement Date                        10-Aug-00
Required Participation Percentage                 104.00%
Subordinated Percentage                           9.5890%


SERIES 2000-1 MONTHLY REPORTING
-------------------------------                                                     Required              Excess
                                          Series 2000-1         Invested          Subordinated            Funding
Principal Receivables                         Total              Amount              Amount               Amount
---------------------                         -----              ------              ------               ------
Series Allocation Percentage                      100.00%
Beginning Balance                        $500,000,000.00    $500,000,000.00   $75,733,548.10                 $0.00
  Floating Allocation Percentage           74.21%                     74.21%
  Principal Allocation Percentage            N/A                N/A

Principal Collections                    $403,746,440.03    $403,746,440.03              N/A                   N/A
New Principal Receivables                $413,843,482.09    $413,843,482.09              N/A                   N/A
Principal Default Amounts                $          0.00    $          0.00              N/A                   N/A
Receivables Added for Additional
Accounts                                 $          0.00    $          0.00              N/A                   N/A
Controlled Deposit Amount                $          0.00                N/A              N/A                   N/A

"Pool Factor"                                                  100.00000000%

Ending Balance                           $500,000,000.00    $500,000,000.00   $75,733,548.10                 $0.00
  Floating Allocation Percentage                   74.21%             74.21%


Non-Principal Receivables
-------------------------

Non-Principal Collections                $  2,681,449.84
Recoveries on Receivables Written Off    $          0.00
Investment Proceeds                      $      8,165.94

VW CREDIT, INC. -- SERVICER                                               Page 4
16-Nov-01

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------

Subordinated Amount & Reserve Fund                                            Current              Previous
----------------------------------                                            -------              --------
Available Subordination Amount (Previous)                                 $78,334,644.18        $92,987,949.12
  Required Subordination Draw Amount                                      $         0.00        $         0.00
  Reserve Account Funds to Noteholder Default Amount                      $         0.00        $         0.00
Non-principal Collections & Inv. Proceeds treated as                      $         0.00        $         0.00
                                                                                   -----                 -----
Available Noteholder Principal Collections
(1) Subtotal                                                              $78,334,644.18        $92,987,949.12
(2) Subordination Percentage* Series 2000-1 Invested                      $47,945,205.48        $47,945,205.48
Amount

(a) lower of (1) or (2)                                                   $47,945,205.48        $47,945,205.48
(b) Incremental Subordinated Amount (previous period)                     $         0.00        $         0.00
(c) Incremental Subordinated Amount                                       $27,788,342.62        $30,389,438.70
(d) Payments from Excess Funding Account to Residual                      $         0.00        $         0.00
Interestholder

Available Subordinated Amount                                             $75,733,548.10        $78,334,644.18

  Overconcentration Amount                                                $34,170,542.14        $36,809,047.45

Beginning Reserve Account Balance                                         $ 1,750,000.00        $ 1,750,000.00
Reserve Account Required Amount                                           $ 1,750,000.00        $ 1,750,000.00
Withdrawal from Reserve Account                                           $         0.00        $         0.00
Reserve Account Deposit Amount                                            $         0.00        $         0.00
Ending Reserve Account Balance                                            $ 1,750,000.00        $ 1,750,000.00

Required Non-Principal Distributions
------------------------------------

Available Non-Principal Collections                                       $ 3,613,483.10        $ 4,153,429.49
  Noteholder Non-Principal Collections                                    $ 2,681,449.84        $ 3,129,016.23
  Residual Interestholder Non-Principal Collections                       $   932,033.26        $ 1,024,413.26
Investment Proceeds                                                       $     8,165.94        $     9,483.02
Reserve Fund Balance                                                      $ 1,750,000.00        $ 1,750,000.00
                                                                          --------------         -------------
Total Non-Principal Available                                             $ 5,371,649.04        $ 5,912,912.51

Interest Shortfall                                                        $         0.00        $         0.00
Additional Interest                                                       $         0.00        $         0.00
Carry-over Amount                                                         $         0.00        $         0.00
Carry-over Shortfall                                                      $         0.00        $         0.00
Additional Interest on Carry-over Shortfall                               $         0.00        $         0.00

Monthly Servicing Fee                                                     $   561,493.99        $   553,079.78
Noteholder Monthly Servicing Fee                                          $   416,666.67        $   416,666.67